Exhibit 99.1

Pattern Energy Completes Sale of K2 Wind Facility
SAN FRANCISCO, California, January 9, 2019 - Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy” or the “Company”) today announced it completed the sale of the Company’s 90 megawatt (“MW”) minority owned interest in the K2 Wind power facility (“K2”) in Ontario for a purchase price of CAD$216.0 (US$160.0 million1), to a consortium of investors led by Axium Infrastructure. The transaction closed on December 31, 2018.
“The sale of K2 at a 15.0x ten-year average CAFD multiple2 demonstrates the intrinsic value of our wind power assets and highlights our ability to selectively recycle assets in order to redeploy capital into more accretive opportunities,” said Mike Garland, CEO of Pattern Energy. “We have now sold two assets, El Arrayán and K2, at significant premiums to the multiple at which we trade in the markets. We will continue as operator of K2 after the sale. Pattern Energy is the largest operator of wind power facilities in Canada with more than 1,500 MW under operation across the country.”
Pattern Energy will record a pretax gain of approximately US$71.0 million on the sale.
K2 is a 270 MW wind power facility located in the Township of Ashfield-Colborne-Wawanosh.
About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 24 wind and solar power facilities with a total owned interest of 2,806 MW in the United States, Canada and Japan that use proven, best-in-class technology. Pattern Energy's wind and solar power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

1)	Based on a CAD to USD exchange rate of $1.35.

2)
This forward looking measure of ten-year average annual purchase price multiple of cash available for distribution (CAFD) from the K2 project is a non-GAAP measure that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD. A description of the adjustments to determine CAFD can be found within Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations - Key Metrics, of Pattern Energy's 2018 Quarterly Report on Form 10-Q for the period ended September 30, 2018.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws, including statements regarding the gain amount Pattern Energy expects from the sale, the ten-year average CAFD multiple represented by the purchase price, and the ability to recycle assets and redeploy capital into more accretive opportunities. These forward-looking statements represent Pattern Energy's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.
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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com